UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 16, 2005
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1231 Greenway Drive, Suite 600
Irving, Texas
75038
(Address of principal executive offices)(Zip Code)
(972) 550-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
Grants of Restricted Stock to Non-Employee Directors
On December 16, 2005, the Compensation Committee of ACE’s Board of Directors granted shares of ACE Common Stock as restricted stock under ACE’s Non-Employee Directors Stock Incentive Plan to each of the seven non-employee directors of ACE who were re-elected by ACE’s shareholders in November 2005 (i.e., all of the non-employee directors other than Matrice Ellis-Kirk, who was elected as director on December 1st). The grant to each of those non-employee directors, other than Raymond C. Hemmig, the Chairman of ACE’s Board, was 2,060 shares; the grant to Mr. Hemmig was 2,670 shares. The closing price of a share of ACE Common Stock on The Nasdaq Stock Market on December 16, 2005, was $24.89. The shares granted to each such non-employee director vest (i.e., the forfeiture restrictions on the shares lapse) in approximately equal installments on December 16, 2006, 2007, and 2008, if the director continues to serve as such. Each grant was made under a Restricted Stock Agreement with the non-employee director that is in substantially the form of, and has the other terms in, the form of restricted stock agreement adopted by the Compensation Committee for grants of restricted stock under the Non-Employee Directors Stock Incentive Plan. Each such non-employee director, as a holder of shares of restricted stock, is entitled to the same dividends as any other holder of shares of ACE Common Stock if ACE were to declare and pay any dividend (which it does not intend to do), but may not transfer any unvested shares of restricted stock.
Grants of Restricted Stock to Certain Executive Officers
On December 16, 2005, the Compensation Committee also granted shares of ACE Common Stock as restricted stock under ACE’s 1997 Stock Incentive Plan to certain senior executive officers, including three of ACE’s four executive officers (as defined in the Securities and Exchange Commission’s rules). The grants were special ones under the 1997 Stock Incentive Plan, intended to encourage those officers to focus primarily on ACE’s long-term performance. The grants to the three executive officers were as follows:
•	Barry M. Barron, Executive Vice President and Chief Operations Officer — 36,000 shares
•	William S. McCalmont, Executive Vice President and Chief Financial Officer — 34,000 shares
•	Walter E. Evans, Senior Vice President and General Counsel — 17,000 shares.
These shares vest (i.e., the forfeiture restrictions on the shares lapse) only upon (1) the achievement of specified performance goals within corresponding multi-year performance periods and (2) in significant part, the officer’s continued service to ACE for up to two additional years after any of the performance goals has been achieved. There are four groups of shares, each with a corresponding performance goal. The performance goals, established by the Compensation Committee, are amounts of 12 consecutive months trailing diluted earnings per share of ACE Common Stock within corresponding performance periods ranging from two years to five years. Of the total number of shares granted to each executive officer:

•	10% may vest if the first performance goal is achieved by the end of ACE’s fiscal year ending June 30, 2007;

•	15% may vest if the second performance goal, which is higher than the first performance goal, is achieved by the end of ACE’s fiscal year ending June 30, 2008;

•	25% may vest if the third performance goal, which is higher than the second performance goal, is achieved by the end of ACE’s fiscal year ending June 30, 2009; and

•	50% may vest if the fourth performance goal, which is higher than the third performance goal, is achieved by the end of ACE’s fiscal year ending June 30, 2010.
If any of the first three performance goals is achieved within the corresponding performance period, then one-third of the shares that may vest upon the achievement of that goal will be deemed vested immediately, one-third will vest on the first anniversary of that date, and the remaining shares will vest on the second anniversary of that date. If the fourth performance goal is achieved within the fourth performance period, then one-half of the shares that may vest upon the achievement of that goal will vest immediately, and the remaining shares will vest on the first anniversary of that date. The vesting of each group of shares is separate, and not cumulative. If the first performance goal is not achieved within the first performance period, but the second performance goal is achieved within the second performance period, then only the shares subject to the second performance goal would vest, and those subject to the first performance goal would be forfeited. Of each group of shares, all unvested shares (if any) held by each of the executive officers will be forfeited and returned to ACE upon the expiration of the corresponding performance period or upon cessation of employment with ACE (whether before or after the corresponding performance goal has been achieved).
The grant of restricted stock to each of the three executive officers was made under a Restricted Stock Agreement that is in substantially the form of, and has the other terms in, the form of restricted stock agreement adopted by the Compensation Committee for grants of restricted stock under the 1997 Stock Incentive Plan. Each such executive officer, as a holder of shares of restricted stock, is entitled to the same dividends as any other holder of shares of ACE Common Stock if ACE were to declare and pay any dividend (which it does not intend to do), but may not transfer any unvested shares of restricted stock.
No grant of restricted stock was made to Jay B. Shipowitz, ACE’s Chief Executive Officer, because of the provisions of his Employment Agreement with ACE under which grants are to be made to him under the 1997 Stock Incentive Plan based upon specified market prices of the ACE Common Stock.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express Company, Inc. and its affiliates, with First Bank of Delaware, and with ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the loans offered by each of Republic Bank & Trust Company and First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: December 21, 2005	By:	/s/ WALTER E. EVANS

Walter E. Evans Senior Vice President and General Counsel